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                                   EXHIBIT 3.1

                          ARTICLES OF INCORPORATION OF

                      MORMON MINT, INC., A UTAH CORPORATION

                              DATED OCTOBER 4, 1985


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Approved by the Division of Corporations
and Commercial Code of the Utah State
Department of Business Regulation on the
4th day of October A.D., 1985
Corporate Documents Examiner LM                                      117127
Fees paid $50.00

                            ARTICLES OF INCORPORATION

                                       OF

                                MORMON MINT, INC.

      We, the undersigned natural persons of the age of 21 years or more acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such a corporation.

                                    ARTICLE I

      The name of the corporation hereby formed shall be Mormon Mint, Inc.

                                   ARTICLE II

      The period of its duration shall be perpetual.

                                   ARTICLE III

      The purposes for which the corporation is organized are to engage in primarily any minting of coins and/or medallions of either monatory or historic value. To engage in any business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and OT perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Utah and by any other state or foreign country. the corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $5,000.

      There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

      Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.

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                                    ARTICLE V

      The corporation shall not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                                   ARTICLE VI

      The principal place of business and the principal office of the corporation shall be 3650 Toulouse Drive, in Salt Lake County, State of Utah, 84120. Branch offices or other places of business may be established elsewhere in the State of Utah or without the State of Utah and in the United States or without the United States as the Board of Directors may determine.

                                   ARTICLE VII

      Provisions for the regulations of the internal affairs of the corporation will be contained in By-laws appropriately by the Board of Directors in accordance with Section 16-10-25 of the Utah Code Annotated
(1953), as amended.

                                  ARTICLE VIII

      The address of the initial registered office of the corporation 3650 Toulouse Drive is Salt Lake City, Utah, 84120, and the name of its initial registered agent is Hans Jorgenson.

                                   ARTICLE IX

      The number of directors shall be not less than three nor more than nine, and the directors constituting the initial Board shall be three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

              Wallace Plum                1825 W.N. Temple, Salt Lake City,
                                          Utah, 84104

              Hans Jorgenson              3650 Toulouse Drive, W.V.C., Utah,
                                          84120

              Roger G. Coleman, Sr.       2217 Heatherglen Drive, W.V.C., Utah,
                                          84119

                                    ARTICLE X

      The name and address of each incorporator is:

              Wallace Plum                1825 W.N. Temple, Salt Lake City,
                                          Utah, 84104

              Hans Jorgenson              3650 Toulouse Drive, W.V.C., Utah,
                                          84120

              Roger G. Coleman, Sr.       2217 Heatherglen Drive, W.V.C.,
                                          Utah, 84119

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/s/ Wallace Plum
---------------------------------
Wallace Plum

/s/ Hans Jorgenson
---------------------------------
Hans Jorgenson

/s/ Roger Coleman
---------------------------------
Roger G. Coleman, Sr.

                                                                  INCORPORATORS

STATE OF UTAH           )
                        :
COUNTY OF SALT LAKE     )

      On September 3, 1985, personally appeared before me, Wallace Plum, Hans Jorgenson, and Roger G. Coleman, Sr., who being duly sworn by me first, declared that they had read the foregoing Articles of Incorporation, that they had signed the foregoing document as an incorporator and that the statements contained therein are true.

      IN WITNESS WHEREOF, I have hereunto set may hand and seal this 3rd day of September, 1985.

                                       /s/ Gina Fily
                                       ---------------------------------
                                       Gina Fily, Notary Public Residing
                                       in Salt Lake County, Utah

My Commission Expires:

May 19, 1987